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Exhibit 23

ACCOUNTANTS' CONSENT

The Board of Directors
Tenet Healthcare Corporation:

        We consent to the incorporation by reference in the Company's Registration Statements on Form S-3 (Nos. 33-57801, 33-57057, 33-55285, 33-62591, 33-63451, 333-17907, 333-24955, 333-21867, 333-26621, 333-41907 and 333-74640), Registration Statements on Form S-4 (Nos. 33-57485, 333-18185, 333-64157, 333-45700 and 333-74158) and Registration Statements on Form S-8 (Nos. 2-87611, 33-11478, 33-50182, 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482 and 333-74216) our report dated May 14, 2003 with respect to the balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 2001 and 2002 and December 31, 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 2002 and for the seven-month transition period ended December 31, 2002, and related consolidated financial statement schedule, which report appears in the December 31, 2002 transition report on Form 10-K for the transition period from June 1, 2002 to December 31, 2002 of Tenet Healthcare Corporation.

        Our report refers to a change in the Company's accounting for goodwill and intangible assets effective June 1, 2002.

/s/ KPMG LLP
Los Angeles, California May 14, 2003

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ACCOUNTANTS' CONSENT